     As filed with the Securities and Exchange Commission on July 26, 2001

                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        Digital Generation Systems, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                               94-3140772
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                    5221 North O'Connor Boulevard, Suite 950
                              Irving, Texas 75039
                                 (972) 402-4800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Matthew E. Devine
                            Chief Executive Officer
                    5221 North O'Connor Boulevard, Suite 950
                              Irving, Texas 75039
                                 (972) 402-4800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                                 David Earhart
                            Gardere Wynne Sewell LLP
                          1601 Elm Street, Suite 3000
                              Dallas, Texas 75201
                                (214) 999-4645

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum
           Title of Each Class of            Amount to be       Offering Price Per     Aggregate Offering         Amount of
        Securities to be Registered           Registered            Share (1)                Price             Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share      725,199 shares           $3.84              $2,857,284.10             $714.32
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq Stock Market, Inc. on July 23, 2001, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 26, 2001


PROSPECTUS



                        Digital Generation Systems, Inc.
                    5221 North O'Connor Boulevard, Suite 950
                              Irving, Texas 75039
                                 (972) 402-4800

                         725,199 Shares of Common Stock


  Certain of our shareholders are offering to register for sale from time to time up to 725,199 shares of our common stock under this prospectus. These shares were purchased by the registering shareholders from us in a private placement in December 1999. The registering shareholders may offer the shares:

             -to or through one or more underwriters;

             -directly to private purchasers;

             -on the Nasdaq National Market in typical brokerage transactions;
              or

             -in negotiated transactions, or otherwise.

  The registering shareholders may sell the shares of common stock covered by this prospectus:

             -at market prices prevailing at the time of sale;

             -at prices related to the then-prevailing market price; or

             -at negotiated prices.

  We will not receive any proceeds from the sale of the shares of common stock by the registering shareholders. No minimum purchase is required, and no arrangement has been made to have funds received by the registering shareholders or any registered representatives placed in an escrow, trust or similar account or arrangement.

  Our common stock is listed on the Nasdaq National Market under the symbol "DGIT." On July 23, 2001, the closing price for the common stock as reported on Nasdaq was $3.87 per share.

  FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 1.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


July 26, 2001

                                  RISK FACTORS


  In addition to the other information set forth elsewhere in this prospectus, prospective investors should carefully consider the risk factors set forth under "Certain Business Considerations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed on March 30, 2001, which is hereby incorporated by reference.


                                  THE COMPANY

  We operate a nationwide, value-added digital network which links hundreds of advertisers and advertising agencies with more than 7,500 radio and 750 television stations across the United States and Canada. Our fault-tolerant Network Operation Center located in San Francisco delivers audio, video, image and data content that comprise transactions between the advertising and broadcast industries.

  In January 2001, we acquired StarGuide Digital Networks, Inc., a leading designer and provider of high-speed digital information transmission and distribution systems. StarGuide's patented technology -- digital distribution, compression and transmission systems combined with satellite and Internet technologies -- allows us to achieve high-quality, economical, flexible and high-throughput information flow without the need for point-to-point connections, regardless of digital formatting or compression protocols. Integrated into many of our systems are StarGuide's proprietary digital audio compression and decompression, or "codec," techniques and products.

  As a result of our September 1998 acquisition of Digital Courier International, Inc., a provider of electronic distribution and communications services for the radio broadcast industry, we are now the most significant provider of audio spot advertising to radio stations, enjoying a market share in excess of 50%. In late 1996, we entered the market for the electronic distribution of digital video spots to television stations, cable systems and networks. We generate our revenues principally from advertising agencies, advertisers, tape duplication vendors and dealers, syndicated programmers and music companies that principally service these markets. Our management believes that our digital network enables rapid, cost-effective and reliable transmission of audio and video broadcast content, and provides higher levels of quality, control and flexibility than physical distribution methods currently available.

  In July 1997, we purchased Starcom Mediatech, Inc., a provider of broadcast video and audio duplication, syndicated program distribution and corporate media duplication services, with facilities in Chicago, Los Angeles and New York, augmenting our November 1996 acquisition of PDR Productions, Inc., a New York City-based broadcast production services company. As a result of these acquisitions we also have become a leading provider of video advertising distribution and are rapidly adding new customers to our digital audio and video network. We offer a complete range of post production services, including editing, duplication, color control, close captioning, content review, quality assurance, electronic archiving and format conversions, all of which allow one-stop shopping in the critical advertising markets of New York City, Chicago and Los Angeles.

  Our common stock is listed on the Nasdaq National Market under the symbol "DGIT." Our principal executive offices are located at 5221 North O'Connor Boulevard, Suite 950, Irving, Texas 75039, and our telephone number at that address is (972) 402-4800.


                                USE OF PROCEEDS

  We will not receive any proceeds from the sale of the common stock offered hereby. We expect to incur expenses in connection with this offering in the amount of approximately $27,700 for registration, legal, accounting and miscellaneous fees and expenses.


                            REGISTERING SHAREHOLDERS

  This prospectus relates to the registration of securities on behalf of the registering shareholders named in this prospectus of up to 725,199 shares of common stock. The registering shareholders purchased these shares in December 1999 directly from us in a private placement transaction. Because the shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and the issuance of those shares was not registered with the Securities and Exchange Commission, the registering shareholders currently hold "restricted stock."

  We are registering the shares pursuant to our obligations under a registration rights agreement with the registering shareholders. We have agreed to use commercially reasonable efforts to keep this registration statement effective for the lesser of until the date as to which all of the shares held by a registering shareholder may be sold without registration in a single transaction pursuant to Rule 144(k) of the Securities Act or until all of the shares covered by this registration statement have been sold.

  The following table sets forth, to the best of our knowledge, information concerning the registering shareholders, the number of shares currently held by the registering shareholders, the number of shares to be offered and sold by the registering shareholders and the amount and percentage of common stock that will be owned by the registering shareholders following the offering (assuming sale of all shares of common stock being offered) by the registering shareholders:

                                                                                           Number of                Percent of
                           Relationship to      Total Shares       Number of Shares       Shares Held             Outstanding After
Name                         DG Systems        Currently Held          Offered           After Offering             Offering (1)
----                       --------------      --------------        -----------         --------------          -----------------
Entities                   See footnote (2)       4,987,911 (2)        241,733 (2)         4,746,178 (2)              6.7% (2)
 affiliated with               below.
   Pequot Capital
   Management,
    Inc. (2)
Entities                   See footnote (3)       2,930,699 (3)        145,040 (3)         2,785,659 (3)              3.9% (3)
 affiliated with               below.
   Technology
   Crossover
    Ventures (3)
Scott K. Ginsburg (4)       Chairman of the         24,948,728            241,733            24,706,995                  35.0%
                         Board of Directors
Matthew E. Devine (5)     Director and Chief           936,633             96,693               839,940                   1.2%
                         Executive Officer


(1) Based upon 70,537,481 shares of common stock outstanding on April 30, 2001 and assuming the sale of all shares of common stock offered by this registration statement and prospectus.

(2) Includes 375,367 shares held in the name of Pequot Offshore Private Equity Fund, Inc., 27,166 of which are being offered hereby; 2,964,740 shares held in the name of Pequot Private Equity Fund, L.P., 214,567 of which are being offered hereby; 823,902 shares held in the name of Pequot International Fund, Inc., none of which are being offered hereby; and 823,902 shares held in the name of Pequot Partners Fund, L.P., none of which are being offered hereby. Pequot Capital Management, Inc. is the investment advisor to Pequot Offshore Private Equity Fund, Inc., Pequot Private Equity Fund, L.P., Pequot International Fund, Inc. and Pequot Partners Fund, L.P. (the "Pequot Funds") and may be deemed to beneficially own all of such shares. Pequot Capital Management, Inc. acquired beneficial ownership of such shares from Dawson-Samberg Capital Management, Inc., the former investment advisor to the Pequot Funds. On January 1, 1999, Dawson-Samberg Capital Management, Inc. spun-off a portion of its investment management business to Pequot Capital Management, Inc., including the beneficial ownership of all of such shares formerly held by Dawson-Samberg Capital Management, Inc. Lawrence D. Lenihan, Jr., a member of our Board of Directors, is a Managing Director and minority stockholder of Pequot Capital Management, Inc. Mr. Lenihan disclaims beneficial ownership of all shares held or beneficially owned by or through such entity except to the extent of his pecuniary interest therein. Does not include warrants held by various entities of the Pequot Funds exercisable into 207,692 shares of common stock.

(3) Consists of 875,890 shares held by Technology Crossover Ventures, L.P., none of which are being offered hereby; 69,365 shares held by Technology Crossover Ventures, C.V., none of which are being offered hereby (collectively the "TCV I Funds"); 30,853 shares held by TCV II, V.O.F., 2,254 of which are offered hereby; 949,785 shares held by Technology Crossover Ventures II, L.P., 69,383 of which are offered hereby; 730,207 shares held by TCV II (Q), L.P., 53,343 of which are offered hereby; 129,585 shares held by TCV II Strategic

     Partners, L.P., 9,467 of which are offered hereby; and 145,014 shares held by Technology Crossover Ventures II, C.V., 10,593 of which are offered hereby (collectively, the "TCV II Funds"). Michael G. Linnert, a member of our Board of Directors until June 22, 2001, is a Non-Managing Member of Technology Crossover Management L.L.C. ("TCM I"), and Technology Crossover Management II, L.L.C. ("TCM II"). TCM I is the General Partner of the TCV I Funds and TCM II is the General Partner of the TCV II Funds. Mr. Linnert disclaims beneficial ownership of all shares held or beneficially owned by or through such entities except to the extent of his pecuniary interest therein. Does not include warrants held by various entities of the TCV I Funds and TCV II Funds exercisable into 115,385 shares of common stock.

(4) Includes 22,028,594 shares held in the name of Scott K. Ginsburg and 2,920,134 shares held in the name of Moon Doggie Family Partnership, L.P. Scott K. Ginsburg, the Company's Chairman of the Board, is the sole general partner of Moon Doggie Family Partnership, L.P. Does not include options exercisable into 433,300 shares of common stock, warrants issued to Moon Doggie Family Partnership, L.P. exercisable into 3,008,527 shares of common stock and warrants issued to Scott K. Ginsburg exercisable into 3,509,730 shares of common stock.

(5) Does not include options exercisable into 1,162,779 shares of common stock and warrants exercisable into 303,310 shares of common stock.


                              PLAN OF DISTRIBUTION

  The common stock covered by this prospectus may be offered and sold from time to time by the registering shareholders. As used in this prospectus, "registering shareholders" includes limited partners, donees, successors-in-interest and pledgees who receive shares from other registering shareholders after the date of this prospectus. See "Registering Shareholders." The shares of common stock covered by this prospectus may be sold by the registering shareholders in one or more types of transactions (which may include block transactions) on Nasdaq, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares of common stock, through short sales of shares of common stock, or a combination of such methods of sale, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of common stock may be sold by one or more of the following methods:
(a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this prospectus, including resale to another broker or dealer; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) privately negotiated transactions; (e) through put or call transactions; (f) through short sales of the offered shares; and (g) through underwritten transactions or otherwise. The period of distribution of these shares of common stock may occur over an extended period of time. This offering is expected to terminate in July of 2003, or at such earlier time as all shares offered have been sold.

  The registering shareholders may effect such transactions by registering the shares of common stock directly to purchasers or to or through a broker or dealer, who may act as an agent or principal. Such broker or dealer may receive compensation in the form of discounts, concessions, or commissions from the registering shareholders and/or the purchasers of shares of common stock for whom such broker or dealer may act as agent or to whom he sells as principal, or both (which compensation as to a particular broker or dealer might be in excess of customary commissions). We know of no existing arrangements between any registering stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

  The registering shareholders will not pay any of the proceeds from the sale of the shares of common stock to us. We expect to incur expenses in connection with this offering in the amount of approximately $27,700 for registration, legal, accounting and miscellaneous fees and expenses. The registering shareholders will be solely responsible for commissions and discounts of brokers, dealers or agents, other selling expenses and the fees and expenses of their own counsel related to registration and resale of their shares, if any, none of which expenses will be borne by us.

  In offering the securities, the registering shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the registering shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1934, as amended, in connection with such sales, and any profits realized by the registering shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

  We intend to advise the registering shareholders that when they sell the securities, they (1) are required to comply with Regulation M under the Securities Exchange Act of 1934, as amended, (as described in more detail below), (2) may not engage in any stabilization activity, except as permitted under the Exchange Act, (3) are required to furnish each broker-dealer (who may offer this common stock) copies of this prospectus, and (4) may not bid for or purchase any of our securities or attempt to induce any person to purchase any securities except as permitted under the Exchange Act.

  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

  A description of our common stock has been incorporated by reference to our registration statement on Form S-4, as filed with the Commission on September 15, 2000.


                                    EXPERTS

  Our consolidated financial statements and schedule as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference in this prospectus and the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of StarGuide Digital Networks, Inc., as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

  The validity of the securities offered by this prospectus will be passed upon for us by Gardere Wynne Sewell LLP.


                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the Commission are also available to the public at the Commission's web site at http://www.sec.goc.

  The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supersede information filed earlier. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed.

(a) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, as filed on May 15, 2001.
(b) Our Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, as filed on April 30, 2001.
(c) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed on March 30, 2001.
(d)  Our Current Report on Form 8-K/A, as filed on March 30, 2001.
(e)  Our Current Report on Form 8-K, as filed on January 18, 2001.
(f) Our Amended Registration Statement on Form S-4/A, as filed on October 16, 2000.

  You may request a copy of these filings, at no cost, by writing or telephoning us at Digital Generation Systems, Inc., 5221 North O'Connor Boulevard, Suite 950, Irving, Texas 75039, Attention: Corporate Secretary, (972) 402-4800.

[BACK COVER]

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where offers are not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any time subsequent to the date of this prospectus.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  The following table sets forth the costs and expenses payable in connection with the sale of the shares of Common Stock being registered under this registration statement. All amounts other than the registration fee payable to the Commission are estimates.


           Commission Registration Fee...................     $   714.32

           Legal Fees and Expenses.......................     $    5,000

           Accounting Fees and Expenses..................     $    2,000

           Miscellaneous.................................     $   20,000

                Total....................................     $27,714.32

Item 15.  Indemnification of Directors and Officers

  The Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

  Pursuant to the provisions of Section 145 of the Delaware General Corporation Law ("DGCL"), every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving in such a capacity at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

  The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

  The Registrant's Certificate of Incorporation contains provisions authorizing it to indemnify its officers and directors to the fullest extent permitted by the DGCL.

Item 16.  Exhibits

5.1  Opinion of Gardere Wynne Sewell LLP
23.1 Consent of KPMG LLP
23.2 Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)
24.1 Power of Attorney (included on signature page)

Item 17.  Undertakings

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the

                               Part II - Page 1

Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               Part II - Page 2

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this the 25th day of July, 2001.

                                  DIGITAL GENERATION SYSTEMS, INC.


                                  By:  /s/ Matthew E. Devine
                                      ------------------------------------------
                                      Matthew E. Devine, Chief Executive Officer


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott K. Ginsburg and Matthew E. Devine, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and additional registration statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Name                             Title                            Date
             ----                             -----                            ----

 /s/ Scott K. Ginsburg
-------------------------------     Chairman of the Board of               July 25, 2001
Scott K. Ginsburg                           Directors

 /s/ Matthew E. Devine
-------------------------------     Director; Chief Executive              July 25, 2001
Matthew E. Devine                            Officer
                                  (Principal Executive Officer)

 /s/ Omar A. Choucair
-------------------------------    Secretary; Chief Financial              July 25, 2001
Omar A. Choucair                             Officer
                                  (Principal Financial Officer
                                    and Principal Accounting
                                            Officer)

 /s/ Lawrence D. Lenihan, Jr.
-------------------------------             Director                       July 25, 2001
Lawrence D. Lenihan, Jr.

 /s/ David M. Kantor                                                       July 25, 2001
-------------------------------             Director
David M. Kantor

 /s/ Cappy R. McGarr
-------------------------------             Director                       July 25, 2001
Cappy R. McGarrr


             Name                             Title                            Date
             ----                             -----                            ----

 /s/ Robert J. Schlegel
-------------------------------             Director                       July 25, 2001
Robert J. Schlegel

 /s/ Kevin C. Howe
-------------------------------             Director                       July 25, 2001
Kevin C. Howe

 /s/ Jeffrey A. Dankworth
-------------------------------             Director                       July 25, 2001
Jeffrey A. Dankworth

 /s/ Eric L. Bernthal
-------------------------------             Director                       July 25, 2001
Eric L. Bernthal

                               INDEX TO EXHIBITS

               EXHIBIT                   DESCRIPTION
               -------                   -----------

               5.1                       Opinion of Gardere Wynne Sewell LLP
               23.1                      Consent of KPMG LLP
               23.2                      Consent of Gardere Wynne Sewell LLP
                                         (included in Exhibit 5.1)
               24.1                      Power of Attorney (included on
                                         signature page)